UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a 12

CM Finance Inc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Shareholder Services December 1, 2017 Shareholder Name Address 1 Address 2 Address 3 IMPORTANT NOTICE Re: CM Finance Inc Dear Shareholder: We have tried unsuccessfully to contact you regarding a very important matter concerning your investment in CM Finance Inc. This matter pertains to an important initiative for CM Finance Inc which requires your response. It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required. Please contact us toll-free at 1-888-625-2588 Extension 12049 between 9:00 a.m. and 10:00 p.m. Eastern Standard Time Monday through Friday. At the time of the call, please reference the number listed below. Please contact us before December 21, 2017. Thank you. Sincerely yours, Michael C. Mauer Chairman of the Board And Chief Executive Officer REFERENCE NUMBER: 123456789